SHEARMAN & STERLING

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                             NEW YORK, NY 10022-6069
                                  212 848-4000

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                               December 26, 2001                    Hong Kong
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                                                             Washington, D.C.

TD Waterhouse Family of Funds, Inc.
100 Wall Street
New York, New York  10005

Ladies and Gentlemen:

         TD Waterhouse Family of Funds, Inc. (the "Fund") is authorized to issue and sell one hundred billion (100,000,000,000) shares of common stock (the "Shares"), par value $0.0001 per Share, in the manner and on the terms set forth in the Fund's current Registration Statement on Form N-1A, being filed with the Securities and Exchange Commission (File Nos. 33-96132 and 811-9086) together with this opinion as an exhibit thereto (the "Registration Statement").

         We have, as counsel to the Fund, participated in certain proceedings relating to the Fund and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Fund's Articles of Incorporation, as amended to date (the "Articles"), and its By-Laws as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. We have also reviewed and, insofar as it relates to matters of fact which form the basis of our opinions expressed herein, relied upon, without independent investigation or verification, a certificate of the Vice President and Assistant Secretary of the Fund, dated as of the date hereof, as to certain factual matters. In addition, we have received a certificate dated December 20, 2001 issued by the Maryland State Department of Assessments and Taxation (the "Certificate") stating that the Fund is in good standing under the laws of the State of Maryland. We have also reviewed a draft of the Registration Statement.

         Our opinion in paragraph 1 below as to the due incorporation of the Fund is based solely on the Articles as certified by the Vice President and Assistant Secretary of the Fund. Our opinion in paragraph 1 with regard to the valid existence of the Fund in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

TD Waterhouse Family of Funds, Inc.
Page 2


         Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Fund has been duly incorporated and is validly existing under the laws of the State of Maryland.

2.    The Fund is authorized to issue up to one hundred billion
      (100,000,000,000) Shares. Under Maryland law, Shares that are issued and subsequently redeemed by the Fund are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Fund under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the State of Maryland, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to any reference to our firm as counsel in the prospectus and statement of additional information filed as a part of the Registration Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         We are members of the Bar of the State of New York. The opinions expressed herein are based solely on our review of the Maryland General Corporation Law, and, where applicable, published cases, rules or regulations relating thereto.

                                                     Very truly yours,

                                                     /s/ Shearman & Sterling
                                                     -----------------------

                                                     Shearman & Sterling

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